UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 16, 2011
SANTO PITA CORPORATION
(Exact name of registrant as specified in its charter)
Nevada	333-169503	27-0518586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Plaza Tania, Romulo Betancourt No 28 Local 306 Bella Vista, Santo Domingo, Dominican Republic
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		1-809-533- 9443
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Appointment of Principal Officers; Appointment

On November 16, 2011, Santo Pita Corporation., (“we”, “us”, “our”) received a resignation from Rosa Habeila Feliz Ruiz as our Secretary.  She remains our President, CEO, CFO, Treasurer and director.  Her resignation was not the result of any disagreements with our company regarding its operations, policies, practices or otherwise.

Concurrently with Ms. Ruiz’s resignation, we appointed Alain French as our Secretary.

Alain French - Secretary

Mr. French, 64, has been involved in number of business ventures in both the U.K. and the Dominican Republic.  Most recently, Mr. French has worked in the mineral exploration and mining industry in the Dominican Republic.  From November of 2005 to the present, Mr. French has been the managing partner of Corona Materials, LLC.  Corona Materials is involved in the quarrying, crushing and exportation of construction aggregates in the Dominican Republic.  At Corona, Mr. French managed exploration activities including sample collection, drilling, and analysis.  From May 2006 to August 2011he was the President and part owner of Walvis Investments, S.A.  Walvis identified land parcels for the production of construction aggregates in the Dominican Republic.  Walvis accumulated 40 parcels of land and was sold to Corona Materials in August of 2011.

From June 2009 to June 2010, Mr. French was the general manager of Jagua Exploration, S.R.L.  He supervised and managed a two year metallic exploration campaign with positive gold and base metal discoveries for local Dominican landowners.  In June 2010, he started Gexplo, S.R.L. and serves as its CEO and President. Gexplo is involved in gold exploration throughout the Dominican Republic, and specifically the Hispaniola Gold Copper Arc.  Mr. French oversees all of Gexplo’s exploration activities.

Mr. French attended Exeter College in Exeter, U.K. from Sept 1966 to June 1968 studying science and engineering. In Oct 1968 he attended the Southend Flying School in Southend, U.K., graduating in December 1969 and later becoming an airplane and jet-helicopter pilot/owner holding a professional license. Over the next 35 years he attended a large number of university courses and plans to complete his Business Administration degree at a Dominican Republic University.

We appointed Mr. French as our Secretary due to his extensive experience with business operations in the Dominican Republic.

There are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. French has or will have a direct or indirect material interest which would be required to be reported herein.  There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTO PITA CORPORATION
/s/ Rosa Habeila Feliz Ruiz
President, CEO and Director

Date:	November 18, 2011